                                      EXHIBIT 9

                                   NEXTNET, INC.

                                  VOTING AGREEMENT


     This Voting Agreement (the "AGREEMENT") is made as of the 21st day of September, 1998, by and among NextNet, Inc., a Delaware corporation (the "COMPANY") Racotek, Inc., a Delaware corporation ("RACOTEK"), Isaac Shpantzer, Vladi Kelman, Beverly Waldorf, Eric Dunn, Stuart Froelich, Kerry Shore and Tony Klein (the "FOUNDERS"), and the holders of shares of Series B Preferred Stock listed on EXHIBIT A (collectively, the "INVESTORS" and individually, the "INVESTOR").

                                       RECITALS

     The Company and the Investors have entered into a Series B Preferred Stock Purchase Agreement (the "SERIES B PURCHASE AGREEMENT") of even date herewith pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company's Series B Preferred Stock. In addition, the Company and Racotek have entered into a Series A Preferred Stock Purchase Agreement (the "SERIES A PURCHASE AGREEMENT") of even date herewith pursuant to which the Company desires to sell to Racotek and Racotek desires to purchase from the Company shares of the Company's Series A Preferred Stock. A condition to the Investors' obligations under the Series B Purchase Agreement and a condition to Racotek's obligations under the Series A Purchase Agreement is that the Company, Racotek the Founders and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which Racotek, the Investors and the Founders shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors.

     The Company's Amended and Restated Certificate of Incorporation provides as follows: the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. In addition, so long as twenty five percent (25%) of the number of shares of Series B Preferred Stock remain outstanding and the total number of outstanding shares of capital stock held by the holders of Series B Preferred Stock represents at least fifteen percent (15%) of the Company's then outstanding capital stock, the holders of the Series B Preferred Stock shall be entitled, voting together as a separate class, to elect two (2) directors of the Company at each annual election of directors. From and after the date that less than twenty five percent (25%) of the number of shares of Series B Preferred Stock remain outstanding or the total number of outstanding shares of capital stock held by the holders of Series B Preferred Stock represents less than fifteen percent (15%) of the Company's then outstanding capital stock, the holders of Series B Preferred Stock shall be entitled, voting together as a separate class, to elect one director of the Company at each annual election of directors (the "SERIES B DIRECTORS"). As long as twenty-five percent (25%) of the number of shares of Series A Preferred Stock remain outstanding and the number of then outstanding shares of Series A Preferred Stock represents greater than fifteen percent (15%) of the Company's then outstanding capital stock, the holders of Series A Preferred Stock shall be entitled, voting together as a separate class, to elect one (1) director of the Company at each annual election of director (the "SERIES A DIRECTOR").
The holders of Common Stock shall be entitled, voting together as a separate class, to elect two (2) directors (the "COMMON DIRECTORS") of the Company at each annual meeting of directors. The holders of Preferred Stock and Common Stock voting together as a single class shall have the right to elect any remaining directors (the "INDEPENDENT DIRECTORS").

     The Company, Racotek, the Investors and the Founders each desire to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of shares of Series B Preferred Stock to the Investors pursuant to the Series B Purchase Agreement and the sale and purchase of shares of Series A Preferred Stock to Racotek pursuant to the Series A Purchase Agreement, by agreeing to the terms and conditions set forth herein.

                                      AGREEMENT

     The parties agree as follows:

     1.   ELECTION OF DIRECTORS.

          1.1 BOARD REPRESENTATION. Until the date on which less than twenty five percent (25%) of the number of Series B Preferred Stock remain outstanding or the Investors hold less than fifteen percent (15%) of the Company's then outstanding capital stock (not including any capital stock issuable upon exercise of outstanding options or warrants of the Company) (the "THRESHOLD DATE"), the Investors agree to vote or act with respect to their shares of Series B Preferred Stock so as to elect as a Series B Director an individual designated by JAFCO America Ventures, Inc. (or its affiliates) (the "JAFCO ENTITIES"), the designee of which shall be Barry Schiffman. Until the Threshold Date, the Investors agree to vote or act with respect to their shares so as to elect as a Series B Director an individual designated by Doll Capital Management (the "DOLL CAPITAL ENTITIES"), the designee of which shall be Dixon Doll. From and after the Threshold Date, the Investors agree to vote or act with respect to their shares of Series B Preferred Stock so as to elect as a Series B Director, an individual designated by the JAFCO Entities. During the term of this Agreement, the Founders agree to vote or act with respect to their shares of Common Stock so as to elect the Company's then-current Chief Executive Officer as a Common Director; PROVIDED, HOWEVER, that until such time as a Chief Executive Officer is appointed, the Founders agree to vote or act with respect to their shares of Common Stock so as to elect Vladimir Kelman as a Common Director. During the term of this Agreement, the Founders agree to vote or act with respect to their shares of Common Stock so as to elect a designee of the holders of a majority of the outstanding shares of Common Stock as a Common Director, the designee of which shall be Isaac Shpantzer. Racotek, as the sole holder of Series A Preferred Stock, agrees to elect Joseph Costello as the Series A Director. During the term of this Agreement, the parties to this Agreement agree to vote or act with respect to their shares so as to elect as the Independent Directors individuals with relevant experience in the Company's industry, which persons shall be unanimously designated by the Company's Board of Directors, one of which shall initially be Don Green. However, if the JAFCO Entities, the Doll Capital Entities, the Founders or Racotek designate a person to serve as a director other than Barry Schiffman, Dixon Doll, Isaac Shpantzer or Joseph Costello, as the case may be, then the person so designated shall be subject to the reasonable approval of a majority of the directors of the Company then serving in such capacity, which directors shall not include the director or directors of the Company that is, or was, serving as the previous designee of the JAFCO Entities, the Doll Capital Entities, the Founders or Racotek on the Company's Board of Directors, as the case may be.

          1.2 APPOINTMENT OF DIRECTORS. In the event of the resignation, death, removal or disqualification of a director selected by the JAFCO Entities, the Doll Capital Entities, the Founders or Racotek, as the case may be, the JAFCO Entities, the Doll Capital Entities, the Founders or Racotek, as the case may be, shall promptly nominate a new director, and, after written notice of the nomination has been given by the JAFCO Entities, the Doll Capital Entities, the Founders and/or Racotek, as the case may be, to the other parties (and, with respect to a nominee designated by the JAFCO Entities, the Doll Capital Entities, the Founders and/or Racotek, such nominee has been approved by the Company's directors as provided in Section 1.1 above), each Investor, Founder and Racotek shall vote its shares of capital stock of the Company to elect such nominee to the Board of Directors as provided in Section 1.1.

          1.3 REMOVAL. The JAFCO Entities, the Doll Capital Entities, the Founders or Racotek, as the case may be, may remove its designated director at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in their sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director (and, with respect to a nominee of the JAFCO Entities, the Doll Capital Entities, the Founder and/or Racotek, after such nominee has been approved by the Company's directors in accordance with
Section 1.1 above), each Investor, Founder and Racotek shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors as provided in Section 1.1.

     2. RACOTEK AGREEMENT TO VOTE. During the term of this Agreement and unless otherwise provided in the Company's Amended and Restated Certificate of Incorporation (the "CERTIFICATE"), in any Change of Control Transaction, as such term is defined below, Racotek agrees to vote the shares of the Company's capital stock now or hereafter owned by it to approve or not to approve such Change of Control Transaction in the same manner and in the same proportion as the holders of 66 2/3% of the Company's outstanding shares of capital stock not held by Racotek, in the aggregate, voted their shares on such matter. For purposes of this Section 2, a "CHANGE OF CONTROL TRANSACTION" shall mean:
(i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, or transfer of outstanding equity shares, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company, UNLESS the

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Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

     Notwithstanding the foregoing, Racotek shall not be obligated to vote the securities of the Company owned by it in favor of a Change of Control Transaction in the manner required by this Section 2 UNLESS the Board of Directors of the Company approved the Change of Control Transaction and Racotek shall receive consideration equal to at least $10.00 per share (as adjusted for stock dividends, combinations, splits, recapitalizations and the like) for each share of the Company's capital stock then held by Racotek upon the consummation of such Change of Control Transaction.

     3.   ADDITIONAL REPRESENTATIONS AND COVENANTS.

          3.1 NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

          3.2 CHANGE IN NUMBER OF DIRECTORS. Racotek, the Founders and the Investors will not vote for any amendment or change to the Certificate of Incorporation or Bylaws providing for the election of more or less than six (6) directors, or any other amendment or change to the Certificate of Incorporation Bylaws inconsistent with the terms of this Agreement.

          3.3 LEGENDS. Each certificate representing shares of the Company's capital stock held by Racotek, Founders or Investors or any assignee of Racotek, the Founders or Investors shall bear the following legend:

          "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

     4.   TERMINATION.

          4.1 TERMINATION EVENTS. This Agreement shall terminate upon the earlier of:

               (a) The consummation of the Company's initial public offering of shares of its Common Stock; provided that all shares of the Company's Preferred Stock are converted into Common Stock prior to or in connection with such offering; or

               (b) The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, PROVIDED that this Section 4.1(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

               (c)  Ten (10) years from the date hereof.

          4.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 4.1, any holder of a stock certificate legended pursuant to Section 4.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

     5.   MISCELLANEOUS.

          5.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.2 AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, the Founders that hold at least a majority (50%) of the Common Stock held by all Founders, and holders of at least 66 2/3% of the Series A and B Preferred Stock, voting together as a single class. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the holders of Series B Preferred Stock, Racotek and any Founder, and each of their respective successors and assigns.

          5.3 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or ten
(10) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or on EXHIBIT A hereto, or as subsequently modified by written notice.

          5.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          5.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          5.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.8 ADDITION OF INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series B Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

                              [Signature Page Follows]

     The parties hereto have executed this Voting Agreement as of the date first written above.

                                   COMPANY:


                                   NEXTNET, INC.



                                   By:  \s\  Isaac Shpantzer
                                        Isaac Shpantzer, President

                                   Address:
                                   11173 Meg Grace Lane
                                   Eden Prairie, MN 55344


                          SIGNATURE PAGE TO VOTING AGREEMENT

                                   RACOTEK, INC.



                                   By:  \s\  Mike Fabiaschi

                                   Name:  Mike Fabiaschi

                                   Title:    President and CEO

                                   Address:
                                   7301 Ohms Lane
                                   Suite 200
                                   Minneapolis, MN 55439


                         SIGNATURE PAGE TO VOTING AGREEMENT

                                   FOUNDERS:



                                   \s\  Issac Shpantzer
                                   Isaac Shpantzer



                                   \s\  Vladimir Kelman
                                   Vladimir Kelman



                                   \s\  Beverly Waldorf
                                   Beverly Waldorf



                                   \s\  J. Eric Dunn
                                   J. Eric Dunn



                                   \s\  Stuart Froelich
                                   Stuart Froelich



                                   \s\  Kerry Shore
                                   Kerry Shore



                                   \s\  Tony Klein
                                   Tony Klein





                         SIGNATURE PAGE TO VOTING AGREEMENT

                                   INVESTORS:


                                   SVM STAR VENTURES MANAGEMENTGESELLSCHAFT MBH
                                   NR. 3 & CO. BETEILIGUNGS KG NR. 2
                                   By:  SVM Star Ventures Management-
                                           gesellschaft mbH No. 3

                                   By:  \s\  Dr. Meir Barel
                                        Dr. Meir Barel

                                   Address:
                                   Posartstrasse 9
                                   D-81679 Munich, Germany
                                   Facsimile:  49-89-419-43030




                         SIGNATURE PAGE TO VOTING AGREEMENT

                                   INVESTORS:



                                   SVE STAR VENTURES ENTERPRISES NO. VII, A
                                        GERMAN CIVIL LAW PARTNERSHIP (with
                                        limitation of liability)
                                   By:  SVM Star Ventures Management-
                                        gesellschaft mbH No. 3

                                   By:  \s\  Dr. Meir Barel
                                        Dr. Meir Barel

                                   Address:
                                   Posartstrasse 9
                                   D-81679 Munich, Germany
                                   Facsimile:  49-89-419-43030




                         SIGNATURE PAGE TO VOTING AGREEMENT

                                   INVESTORS:


                                   STAR SEED ENTERPRISES, A GERMAN CIVIL LAW
                                        PARTNERSHIP (with limitation of
                                        liability)
                                   By:  Star-Seed Managementgesellschaft mbH

                                   By:  \s\  Dr. Meir Barel
                                        Dr. Meir Barel

                                   Address:
                                   Posartstrasse 9
                                   D-81679 Munich, Germany
                                   Facsimile:  49-89-419-43030





                         SIGNATURE PAGE TO VOTING AGREEMENT

                                   INVESTORS:



                                   DOLL TECHNOLOGY INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP
                                   By:  Doll Technology Investment Management,
                                        LLC, its General Partner

                                   By:  \s\  Dixon R. Doll
                                   Name:     Dixon R. Doll

                                   Address:
                                   3000 Sand Hill Road
                                   Building 3, Suite 225
                                   Menlo Park, CA 94025



                          SIGNATURE PAGE TO VOTING AGREEMENT

                                   INVESTORS:



                                   DOLL TECHNOLOGY AFFILIATES FUND, L.P.
                                   By:  Doll Technology Investment Management,
                                        LLC, its General Partner

                                   By:  \s\  Dixon R. Doll
                                   Name:     Dixon R. Doll

                                   Address:
                                   3000 Sand Hill Road
                                   Building 3, Suite 225
                                   Menlo Park, CA 94025



                         SIGNATURE PAGE TO VOTING AGREEMENT

                                   INVESTORS:



                                   DOLL TECHNOLOGY SIDE FUND, L.P.
                                   By:  Doll Technology Investment Management,
                                        LLC, its General Partner

                                   By:  \s\  Dixon R. Doll
                                   Name:     Dixon R. Doll

                                   Address:
                                   3000 Sand Hill Road
                                   Building 3, Suite 225
                                   Menlo Park, CA 94025

                                   INVESTORS:



                                   JAFCO Co., Ltd.


                                   By:  \s\  Hitoshi Imuta
                                   Name: Hitoshi Imuta
                                         Chairman
                                         JAFCO America Ventures, Inc.
                                         Attorney-in-fact


                                   Address:
                                   JAFCO America Ventures, Inc.
                                   505 Hamilton Street
                                   Suite 310
                                   Palo Alto, CA 94301

                                   INVESTORS:



                                   JAFCO G-6 (A) Investment Enterprise
                                        Partnership


                                   By:  \s\  Hitoshi Imuta
                                   Name: Hitoshi Imuta
                                         Chairman
                                         JAFCO America Ventures, Inc.
                                         Attorney-in-fact


                                   Address:
                                   JAFCO America Ventures, Inc.
                                   505 Hamilton Street
                                   Suite 310
                                   Palo Alto, CA 94301

                                   INVESTORS:



                                   JAFCO G-6 (B) Investment Enterprise
                                        Partnership


                                   By:  \s\  Hitoshi Imuta
                                   Name: Hitoshi Imuta
                                         Chairman
                                         JAFCO America Ventures, Inc.
                                         Attorney-in-fact


                                   Address:
                                   JAFCO America Ventures, Inc.
                                   505 Hamilton Street
                                   Suite 310
                                   Palo Alto, CA 94301

                                   INVESTORS:



                                   JAFCO G-7 (A) Investment Enterprise
                                        Partnership


                                   By:  \s\  Hitoshi Imuta
                                   Name: Hitoshi Imuta
                                         Chairman
                                         JAFCO America Ventures, Inc.
                                         Attorney-in-fact


                                   Address:
                                   JAFCO America Ventures, Inc.
                                   505 Hamilton Street
                                   Suite 310
                                   Palo Alto, CA 94301

                                   INVESTORS:



                                   JAFCO G-7 (B) Investment Enterprise
                                        Partnership


                                   By:  \s\  Hitoshi Imuta
                                   Name: Hitoshi Imuta
                                         Chairman
                                         JAFCO America Ventures, Inc.
                                         Attorney-in-fact


                                   Address:
                                   JAFCO America Ventures, Inc.
                                   505 Hamilton Street
                                   Suite 310
                                   Palo Alto, CA 94301

                                   INVESTORS:



                                   JAFCO G USIT Fund III, L.P.


                                   By:  \s\  Hitoshi Imuta
                                   Name: Hitoshi Imuta
                                         Chairman
                                         JAFCO America Ventures, Inc.
                                         Its Executive Partner


                                   Address:
                                   JAFCO America Ventures, Inc.
                                   505 Hamilton Street
                                   Suite 310
                                   Palo Alto, CA 94301

                                   INVESTORS:



                                   DON GREEN


                                   By:  \s\  Don Green
                                        Don Green


                                   Address:
                                   1 Willowbrook Court
                                   Petaluma, CA 94954

                              PURCHASERS:



                              ____________________________________
                              Dovrat, Shrem & Co., Ltd.


                              ____________________________________
                              Horizon Fund Ltd.


                              ____________________________________
                              Dovrat, Shrem-Skies Fund 92' Ltd.


                              ____________________________________
                              Dovrat, Shrem-Rainbow Fund, Ltd.


                              ____________________________________
                              Canada Israel Opportunity Fund L.P.


                              _____________________________________
                              The Canada-Israel Opportunity Fund II


                              ____________________________________
                              Dovrat, Shrem Founders Group,
                                 Limited Partnership


                              Address:
                              Dovrat, Shrem & Co.
                              Shaul Hamelech Avenue #37
                              Tel Aviv 64928
                              ISRAEL





                   SIGNATURE PAGE TO VOTING AGREEMENT